Exhibit 1

AGREEMENT OF JOINT FILING

This joint filing agreement (this “Agreement”) is made and entered into as of this 23rd day of December 2015, by and among Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Technology Associates III, L.P., SLTA III (GP), L.L.C, Silver Lake Group, L.L.C., Igloo Co-Invest, LLC, and Igloo Manager Co-Invest, LLC.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, Form 4, Form 5 or Schedule 13D or Schedule 13G, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Dated:  December 23, 2015

SILVER LAKE PARTNERS III, L.P.

By:	Silver Lake Technology Associates III, L.P., its
general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its sole member

By:	/s/ Karen M. King
	Name:	Karen M. King
	Title:	Managing Director and Chief Legal Officer

SILVER LAKE TECHNOLOGY INVESTORS III, L.P.

By:	Silver Lake Technology Associates III, L.P., its
general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its sole member

By:	/s/ Karen M. King
	Name:	Karen M. King
	Title:	Managing Director and Chief Legal Officer

SILVER LAKE TECHNOLOGY ASSOCIATES III, L.P.

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its sole member

By:	/s/ Karen M. King
	Name:	Karen M. King
	Title:	Managing Director and Chief Legal Officer

SLTA III (GP), L.L.C.

By:	Silver Lake Group, L.L.C., its sole member

By:	/s/ Karen M. King
	Name:	Karen M. King
	Title:	Managing Director and Chief Legal Officer

SILVER LAKE GROUP, L.L.C.

By:	/s/ Karen M. King
	Name:	Karen M. King
	Title:	Managing Director and Chief Legal Officer

IGLOO CO-INVEST, LLC

By:	Igloo Manager Co-Invest, LLC, its Managing Member

By:	/s/ Michael Bingle
	Name:	Michael Bingle
	Title:	Manager

By:	/s/ James Neary
	Name:	James Neary
	Title:	Manager

IGLOO MANAGER CO-INVEST, LLC

By:	/s/ Michael Bingle
	Name:	Michael Bingle
	Title:	Manager

By:	/s/ James Neary
	Name:	James Neary
	Title:	Manager